REPORT OF INDEPENDENT CERTIFIED
                               PUBLIC ACCOUNTANTS


Board of Directors and Stockholders
   New Retail Concepts, Inc.

We have audited the accompanying balance sheet of New Retail Concepts, Inc. as of March 31, 1998 and the related statements of operations, stockholders' equity and cash flows for each of the two years in the period ended March 31, 1998. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits. We did not audit the financial statements of CANDIE'S, Inc. for the year ended January 31, 1998, in which the Company has an investment which is accounted for under the equity method of accounting. The investment in CANDIE'S, Inc. represents 72% of the total assets of the Company as of March 31, 1998, and the equity in its earnings represents 43% and 15% of total revenues in 1998 and 1997, respectively. These statements were audited by other auditors whose report thereon has been furnished to us and our opinion expressed herein, insofar as it relates to such amounts included for CANDIE'S, Inc., is based solely upon the report of other auditors.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits and the report of the other auditors provide a reasonable basis for our opinion.

In our opinion, based on our audits and the report of the other auditors, the financial statements referred to above present fairly, in all material respects, the financial position of New Retail Concepts, Inc. as of March 31, 1998 and the results of its operations and its cash flows for each of the two years in the period ended March 31, 1998 in conformity with generally accepted accounting principles.


GRANT THORNTON LLP

New York, New York
May 22, 1998 (except for Notes A
     and G, as to which the date is
     June 2, 1998)

                            New Retail Concepts, Inc.

                                  BALANCE SHEET

                                 March 31, 1998


                                     ASSETS

CURRENT ASSETS
   Cash and cash equivalents                                        $   187,827
   Accounts receivable                                                   44,755
   Note receivable - NES                                                174,336
   Other current assets                                                  13,277
                                                                    -----------
           Total current assets                                         420,195

FIXED ASSETS - AT COST
   Furniture and equipment                                              101,657
   Less accumulated depreciation                                       (101,657)
                                                                    -----------

INVESTMENT IN CANDIE'S, INC                                           1,977,691

NOTES RECEIVABLE - NES                                                  330,456
                                                                    -----------
                                                                      2,308,147
                                                                    -----------
                                                                    $ 2,728,342
                                                                    ===========


The accompanying notes are an integral part of this statement.

                            New Retail Concepts, Inc.

                                  BALANCE SHEET

                                 March 31, 1998


                      LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES
   Accounts payable - trade                                         $    10,000
   Accrued bonuses                                                      600,000
   Accrued professional fees                                            100,000
   Accrued expenses and other current liabilities                        21,458
                                                                    -----------
           Total current liabilities                                    731,458

DEFERRED INCOME TAXES                                                   100,000

COMMITMENTS AND CONTINGENCIES

STOCKHOLDERS' EQUITY
   Preferred stock - par value $.01; authorized,
      1,000,000 shares, no shares issued
   Common stock - par value $.01, authorized,
      25,000,000 shares; issued 6,423,498 shares                         64,235
   Additional paid-in capital                                         3,603,766
   Accumulated deficit                                               (1,349,145)
                                                                    -----------
                                                                      2,318,856
   Less
      Common stock in treasury at cost;
         729,854 shares                                                 421,972
                                                                    -----------
                                                                      1,896,884
                                                                    -----------
                                                                    $ 2,728,342
                                                                    ===========


The accompanying notes are an integral part of this statement.

                            New Retail Concepts, Inc.

                            STATEMENTS OF OPERATIONS

                              Year ended March 31,


                                                         1998            1997
                                                     -----------     -----------

License and marketing fees                           $   385,266     $   677,842
                                                     -----------     -----------
Costs and expenses
  Selling, general and administrative                  1,386,063         645,166
  Interest expense                                                        16,856
                                                     -----------     -----------
                                                       1,386,063         662,022
                                                     -----------     -----------
        Operating (loss) income                       (1,000,797)         15,820
                                                     -----------     -----------

Other income
  Equity in earnings of affiliate                        380,609         146,008
  Interest income                                         42,180          60,849
  Gain on sale of securities                              18,366          40,410
  Other, net                                              52,064          75,795
                                                     -----------     -----------
                                                         493,219         323,062
                                                     -----------     -----------
        (Loss) income before provision for
          income taxes                                  (507,578)        338,882

Provision for income taxes                                 5,429           5,102
                                                     -----------     -----------
        NET (LOSS) INCOME                            $  (513,007)    $   333,780
                                                     ===========     ===========

Net (loss) income per share of common stock
   Basic                                             $      (.09)    $       .06
                                                     ===========     ===========

   Diluted                                           $      (.09)    $       .05
                                                     ===========     ===========

Weighted average number of shares outstanding
   Basic                                               5,686,235       5,768,860
                                                     ===========     ===========

   Diluted                                             5,686,235       6,183,489
                                                     ===========     ===========


The accompanying notes are an integral part of these statements.

                            New Retail Concepts, Inc.

                        STATEMENT OF STOCKHOLDERS' EQUITY

                       Years ended March 31, 1998 and 1997

                                            Common stock          Additional                      Treasury stock
                                     -------------------------     paid-in     Accumulated   ------------------------
                                        Shares        Amount       capital       deficit       Shares        Amount        Total
                                     -----------   -----------   -----------   -----------   -----------  -----------   -----------
Balance at March 31, 1996              6,603,498       $66,035    $3,561,734   $(1,169,918)      736,454    $(354,509)   $2,103,342

Purchase of treasury stock                                                                       205,900      (99,489)      (99,489)
Cancellation of treasury stock          (280,000)       (2,800)     (107,200)                   (280,000)     110,000
Net income                                                                         333,780                                  333,780
                                     -----------   -----------   -----------   -----------   -----------  -----------   -----------

Balance at March 31, 1997              6,323,498        63,235     3,454,534      (836,138)      662,354     (343,998)    2,337,633

Purchase of treasury stock                                                                        67,500      (77,974)      (77,974)
Exercise of stock options                100,000         1,000        14,000                                                 15,000
Stock-based compensation                                              84,491                                                 84,491
Stock options issued to                                               50,741                                                 50,741
consultants
Net loss                                                                          (513,007)                                (513,007)
                                     -----------   -----------   -----------   -----------   -----------  -----------   -----------


Balance at March 31, 1998              6,423,498       $64,235    $3,603,766   $(1,349,145)      729,854    $(421,972)   $1,896,884
                                     ===========   ===========   ===========   ===========   ===========  ===========   ===========


The accompanying notes are an integral part of this statement.

                            New Retail Concepts, Inc.

                            STATEMENTS OF CASH FLOWS

                                    March 31,

                                                                 1998         1997
                                                              ---------    ---------
Cash flows from operating activities
   Net (loss) income                                          $(513,007)   $ 333,780
                                                              ---------    ---------
   Adjustments to reconcile net (loss) income to net cash
      (used in) provided by operating activities
        Stock-based compensation                                 84,491
        Stock options issued to consultants                      50,741
        Equity in income of affiliate                          (380,609)    (146,008)
        Changes in operating assets and liabilities
         (Increase) decrease
           Accounts receivable                                   67,271      (28,133)
           Other current assets                                  (3,919)      31,795
           Other assets                                                        3,000
         Increase (decrease)
           Accounts payable                                         508      (75,508)
           Accrued expenses and other current liabilities       608,842       27,977
           Income taxes payable                                     815        5,117
                                                              ---------    ---------
                                                                428,140     (181,760)
                                                              ---------    ---------
        Net cash (used in) provided by operating activities     (84,867)     152,020
                                                              ---------    ---------
Cash flows from investing activities
   Decrease in loan receivable - officer                         10,102      107,607
   Payments received on note receivable                         164,532      155,280
                                                              ---------    ---------
        Net cash provided by investing activities               174,634      262,887
                                                              ---------    ---------
Cash flows from financing activities
   Repayment of note payable                                   (300,000)    (100,000)
   Purchase of treasury stock                                   (77,974)     (99,489)
   Exercise of stock options                                     15,000
                                                              ---------    ---------
        Net cash used in financing activities                  (362,974)    (199,489)
                                                              ---------    ---------
        NET (DECREASE) INCREASE IN CASH AND
          CASH EQUIVALENTS                                     (273,207)     215,418

Cash and cash equivalents at beginning of year                  461,034      245,616
                                                              ---------    ---------
Cash and cash equivalents at end of year                      $ 187,827    $ 461,034
                                                              =========    =========
Supplemental disclosures of cash flow information:
   Cash paid during the year for
     Income taxes                                             $  11,000    $   2,220


The accompanying notes are an integral part of these statements.

                            New Retail Concepts, Inc.

                          NOTES TO FINANCIAL STATEMENTS

                             March 31, 1998 and 1997


NOTE A - ORGANIZATION AND SUMMARY OF ACCOUNTING POLICIES

     New Retail Concepts, Inc. ("NRC" or the "Company") has historically been involved in the manufacture, distribution and sale of various fashion items and, more recently, in licensing and sublicensing of fashion trademarks. License and marketing fees relate to two license agreements calling for the payment of royalties to the Company for use of the No Excuses trademark.

     On April 6, 1998, the Company and CANDIE'S, Inc. ("CANDIE'S") entered into an Agreement and Plan of Merger, which was amended on May 14, 1998 and June 2, 1998 (the "Merger Agreement"). If the Merger Agreement is approved and the merger becomes effective, the Company will merge with and into CANDIE'S, and CANDIE'S will be the surviving corporation (the "Merger"). Subject to the terms and conditions of the Merger Agreement, at the effective time, each share of the Company's common stock, par value $.01 per share (the "Common Stock") will be converted into 0.405 shares of CANDIE'S common stock. In addition, each outstanding stock option of the Company which currently entitles the holder to purchase one share of Common Stock, as of the effective time of the Merger will be converted into a stock option to purchase 0.405 shares of CANDIE'S common stock.

     The Company has no full-time employees and two part-time employees who are the Chairman of the Board and President, and the Chief Financial Officer of the Company. (See Note E-2.)

     A summary of the significant accounting policies consistently applied in the preparation of the accompanying financial statements follows:

     1.   Fixed Assets

          Furniture and equipment are recorded at cost. Depreciation for furniture and equipment is provided by the straight-line method over the estimated useful lives of the assets.

                            New Retail Concepts, Inc.

                             March 31, 1998 and 1997


NOTE A (continued)

     2.   Use of Estimates

          In preparing financial statements in conformity with generally accepted accounting principles, management is required to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements, as well as the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

     3.   Revenue Recognition

          The Company recognizes revenue over the terms of its licensing agreements.

     4.   Earnings Per Share

          Earnings per share is based on the weighted average number of shares outstanding during the period adjusted for the dilutive effect of common stock equivalents when applicable.

          In December 1997, the Company adopted the provisions of Statement of Financial Accounting Standards No. 128 ("SFAS No. 128"), "Earnings Per Share." Basic earnings per share exclude dilution and are computed by dividing income available to common shareholders by the weighted-average common shares outstanding for the period. Diluted earnings per share reflect the weighted-average common shares outstanding plus the potential dilutive effect of securities or contracts which are convertible to common shares, such as options, warrants, and convertible preferred stock. See Note G, for stock options outstanding that were not included in the computation of diluted earnings per share because they had an antidilutive effect during the year ended March 31, 1998. SFAS No. 128 requires restatement of all prior periods' earnings per share data presented. The Company's financial statements reflect this adoption.

          The following is an analysis of the difference between basic and diluted weighted average number of shares outstanding:

                                                      Year ended March 31,
                                                   --------------------------
                                                      1998             1997
                                                   ---------        ---------
          Basic shares                             5,686,235        5,768,860
          Effect of dilutive securities                               414,629
                                                   ---------        ---------
          Diluted shares                           5,686,235        6,183,489
                                                   =========        =========

                            New Retail Concepts, Inc.

                             March 31, 1998 and 1997


NOTE A (continued)

     5.   Cash and Cash Equivalents

          For purposes of the statement of cash flows, the Company considers all highly liquid debt instruments purchased with an original maturity of three months or less to be cash equivalents.

     6.   Reclassifications

          Certain amounts in the 1997 financial statements have been reclassified to conform to the 1998 presentation.

     7.   Fair Value of Financial Instruments and Concentrations

          The carrying amounts of cash and cash equivalents, accounts receivable, accounts payable - trade and accrued expenses and other current liabilities approximate fair value, principally because of the short maturity of these items.

          The carrying amount of note receivable - NES approximates fair value as this note was discounted to its net present value. Although NES has made all scheduled payments on the note, it is reasonably possible that the Company may incur a loss on the NES note in the future. The carrying amount of notes payable approximates fair value due to the interest rate on the borrowings.

          Financial instruments that are exposed to concentration of risk primarily consist of the note receivable - NES and the Company's investment in CANDIE'S.

     8.   Future Effect of Recently Issued Accounting Pronouncements

          In June 1997, the FASB issued SFAS No. 130, "Reporting Comprehensive Income," which is effective for the Company's fiscal year ending March 31, 1999. The statement addresses the reporting and displaying of comprehensive income and its components. Earnings per share will only be reported for net income and not for comprehensive income. Adoption of SFAS No. 130 is not expected to have a material effect on the Company's financial statement disclosures.

                            New Retail Concepts, Inc.

                             March 31, 1998 and 1997


NOTE A (continued)

          In June 1997, the FASB also issued SFAS No. 131, "Disclosures About Segments of an Enterprise and Related Information," which is effective for the Company's fiscal year ending March 31, 1999. The statement changes the way public companies report information about segments of their business in their annual financial statements and requires them to report selected segment information in their quarterly reports. Adoption of SFAS No. 131 is not expected to have a material effect on the Company's financial statement disclosures.


NOTE B - INVESTMENT IN CANDIE'S, INC.

     At March 31, 1998, the Company owns 1,227,696 shares of restricted common stock of CANDIE'S, Inc. ("CANDIE'S"), a publicly-traded corporation, carried at $1,977,691, which is recorded on the equity method of accounting. Included in the carrying amount is approximately $516,000 of goodwill (net of amortization) which is being amortized over ten years. The quoted market value of 1,227,696 shares of CANDIE'S unrestricted common stock was $9,975,030 at March 31, 1998.

     In addition, the Company holds warrants to purchase 700,000 additional shares of such common stock at an initial price of $1.2375 per share and an option to purchase 100,000 additional shares at $1.15 per share. The options are exercisable at any time, in whole or in part, through October 6, 1999. The warrants, which vested in 1995, were issued in conjunction with a loan agreement, pursuant to which the Company loaned CANDIE'S $600,000 and extended a $200,000 line of credit. During fiscal 1996, the $600,000 loan was repaid in full, together with approximately $33,500 in interest, and the $200,000 line of credit expired.

     On March 3, 1993, the Company's then wholly-owned subsidiary transferred various trademarks, including CANDIE'S(R), and its right, title and interest in certain identified license agreements with respect to the trademarks to CANDIE'S, Inc. In consideration for the transfer, CANDIE'S issued to the Company 900,000 shares of restricted common stock valued at $2,250,000 by the Company based on a valuation prepared by an investment banker. The issuer of the restricted common stock, CANDIE'S, Inc., valued the 900,000 shares at $1,080,000 based on a valuation prepared by a different investment banker. If the Company would have valued the restricted common stock using the amount assigned to the shares by the issuer, the valuation would have been reduced by $1,170,000 and the Company's net income for the years ended March 31, 1998 and 1997 would have been increased by $117,000 per year and the net assets and stockholders' equity as of March 31, 1998 and 1997 would have been reduced by approximately $1,080,000 and $1,003,000, respectively.

                            New Retail Concepts, Inc.

                             March 31, 1998 and 1997


NOTE B (continued)

     The Company and CANDIE'S entered into a Services Allocation Agreement with CANDIE'S, pursuant to which CANDIE'S provides NRC with financial, marketing, sales and other business services for which NRC is charged an allocated portion of CANDIE'S expenses, including employees' salaries associated with such services. The service allocation was $50,000 in fiscal 1998 and 1997.

     The Chairman of the Board and President of the Company is also the President, Chief Executive Officer and a director of CANDIE'S. An agreement, as amended on January 30, 1995, was entered into among the Company and CANDIE'S, and the Chairman of the Board and President of the Company, pursuant to which CANDIE'S will not, directly or indirectly, other than pursuant to the terms of the Services Allocation Agreement, conduct any business or enter into any transaction or series of related transactions, with or for the benefit of the Company or any subsidiary of it, having a total value per transaction or series of related transactions in excess of $50,000, other than in the ordinary course of business, without the approval of either a majority of the disinterested members of CANDIE'S Board of Directors or a majority of the CANDIE'S stockholders who are not affiliates of CANDIE'S.

     The following is a condensed balance sheet of CANDIE'S, Inc. and a condensed statement of operations for the years ended January 31, 1998 and 1997:

                                                          January 31,
                                               --------------------------------
                                                   1998                1997
                                               ------------        ------------

     Current assets                            $ 23,407,660        $  9,039,203
     CANDIE'S trademark                           4,296,150           4,548,650
     Other noncurrent assets                      3,177,130           1,121,492
                                               ------------        ------------

                                               $ 30,880,940        $ 14,709,345
                                               ============        ============

     Total liabilities                         $  6,200,422        $  6,101,434
                                               ============        ============

     Total stockholders' equity                $ 24,680,518        $  8,607,911
                                               ============        ============

     Revenues                                  $ 92,976,416        $ 45,005,416
     Costs and expenses                         (88,440,490)        (43,860,101)
                                               ------------        ------------

     Net income                                $  4,535,926        $  1,145,315
                                               ============        ============

                            New Retail Concepts, Inc.

                             March 31, 1998 and 1997


NOTE C - NO EXCUSES TRADEMARK

     On January 7, 1993, the Company sold its No Excuses trademark and certain identified license agreements with respect to the trademark ("Assets") to No Excuses Sportswear, Ltd. ("Buyer" or "NES"). As additional consideration for the sale of the Assets, the Buyer had agreed to pay the Company fifty percent of all "Net Shared Income" in perpetuity. Net Shared Income means all income received by Buyer or its affiliates in connection with "Covered Uses" of the trademark, as defined. On November 3, 1995, the Company and NES settled certain disputes relating to the aforementioned agreements via a settlement agreement (the "Settlement Agreement"), resulting in a gain of $1,062,324. Under the Settlement Agreement, (i) the Company sold to NES for $200,000 down plus $1,000,000 payable over five years ($862,000, net of imputed interest) the Company's right to share in future royalty income received by NES, (ii) the Company paid NES $200,000 in settlement of all amounts due with respect to royalties received for the 1994 calendar year under the Company's license agreements and (iii) the rights under the Company's existing license agreements with respect to periods after January 1, 1995 were revised to provide for (A) the payment by the Company of 20% of royalties, with a minimum of $40,000 per annum, under the license agreement with WalMart with respect to sales after July 31, 1997 and (B) the payment by the Company of 20% of royalties under the license agreement with Mamiye for the period ending July 31, 1997 and the assignment of such license agreement to NES on August 1, 1997.


NOTE D - NOTE PAYABLE

     Note payable represents amounts due the estate of Charles Cole, the deceased father of the Company's Chairman of the Board and President. In February 1998, the note was repaid in full and all accrued interest was forgiven.


NOTE E - COMMITMENTS AND CONTINGENCIES

     1.   Litigation

          On April 26, 1994, a First Amended Complaint was filed in the United States District Court for the Central District of California, Los Angeles Division, in Los Angeles, California, by Eric Y. Knipe ("Knipe"), against Washington Square Capital, Jack Hart, New Retail Concepts, Inc., and Neil Cole (the Company's President), claiming that the defendants engaged in activities in violation of the Racketeer Influenced and Corrupt Organizations Act ("RICO"), and related claims of breach of contract, bad faith denial of contract, fraud, conversion and conspiracy. The

                            New Retail Concepts, Inc.

                             March 31, 1998 and 1997


NOTE E (continued)

          Company is named as a defendant only in the RICO, conversion, and conspiracy causes of action, with respect to the Company's activities as a buyer of jeans manufactured at Ready Industries of Puerto Rico, Inc., of which Knipe was a stockholder. Knipe is seeking compensatory damages in excess of $3,000,000, punitive damages, trebling of all damages, attorney's fees, and injunctive relief. On January 16, 1996, the Court dismissed the action against all defendants for failure to state a cause of action with respect to the RICO claims and for failure of diversity jurisdiction with respect to all other claims. In 1996, Knipe and EYK International ("EYK") filed suit in Los Angeles Superior Court against the same defendants (with substantially the same claims). In 1997, the judge dismissed EYK as a party to this action. In 1998, the judge dismissed WSC, Northwestern National Life and Jack Hart as defendants. Knipe's appeal was denied by the Court of Appeals and is now pending in the California Supreme Court. Knipe's deposition and mandatory settlement conferences are scheduled for late summer 1998. The Company continues to vigorously defend this action.

     2.   Employment Contracts

          Upon the consummation of the proposed merger between the Company and CANDIE'S, the Company will terminate its employment agreements with its President and Chief Financial Officer. In consideration for the termination of these agreements, and contingent upon the closing of the Merger (which is expected to occur in August 1998), the Company granted the President and Chief Financial Officer options to acquire up to 626,543 and 49,383 shares, respectively, of the Company's common stock at an exercise price of $1.75 per share. The Company recorded compensation expense of approximately $84,000, as it relates to the granting of such options. These options were subsequently amended. See Note G. In addition, the President and Chief Financial Officer were granted cash bonuses of $525,000 and $25,000, respectively. Prior to the termination of the employment agreement with the President, the agreement provided that the President of the Company may spend up to 49% of his time in furtherance of his duties to the Company and provides for an annual salary of $150,000. In addition, the agreement provided the President with an annual incentive bonus, pursuant to which the Company would pay him an amount equal to 5% of the annual pretax net income of the Company, up to $2,000,000 and up to 7-1/2% of the annual pretax net income of the Company, if any, which was in excess of $2,000,000. The Board of Directors additionally authorized a bonus in fiscal 1997 of $125,000 which was paid to the President in monthly installments of $10,417 throughout calendar 1997.

                            New Retail Concepts, Inc.

                             March 31, 1998 and 1997


NOTE E (continued)

          The employment agreement with the Chief Financial Officer provides for an annual salary of $40,000 and a bonus equal to 1% of the Company's pretax earnings. In addition, in November 1994, the Chief Financial Officer was granted a five-year option to acquire 135,000 shares of the Company's common stock at an exercise price of $.10 per share, pursuant to the Company's incentive stock option plan.


NOTE F - INCOME TAXES

     Significant components of the Company's deferred taxes at March 31, are as follows:

                                                      1998              1997
                                                  -----------       -----------
     Deferred tax assets
        Net operating loss carryforward           $ 6,922,000       $ 6,789,000
        Bonus accrual                                 228,000            11,000
        Alternative minimum tax                       103,000            39,000
        Other                                          32,000
                                                  -----------       -----------
                                                    7,285,000         6,839,000
     Deferred tax liabilities
        Gain in equity of affiliate                   752,000           445,000
        Installment income                            192,000           254,000
                                                  -----------       -----------
                                                    6,341,000         6,140,000

     Less valuation allowance                       6,441,000         6,240,000
                                                  -----------       -----------
            Net deferred tax liability            $  (100,000)      $  (100,000)
                                                  ===========       ===========

                            New Retail Concepts, Inc.

                             March 31, 1998 and 1997


NOTE F (continued)

     SFAS No. 109 requires a valuation allowance against deferred tax assets, if based on the weight of available evidence, it is more likely than not that some or all of the deferred tax assets may not be realized. The valuation allowance primarily pertains to uncertainties with respect to future utilization of net operating loss carryforwards.

     The provision for income taxes is comprised of the following:

                                                        1998              1997
                                                       ------            ------
     Current
        Federal                                                          $3,860
        State and local                                $5,429             1,242
                                                       ------            ------
                                                       $5,429            $5,102
                                                       ======            ======

     The following is a reconciliation of the normal expected statutory Federal income tax rate to the effective rate reported in the financial statements:

                                                           1998          1997
                                                          ------        ------

     Statutory Federal income tax rate                     (34.0%)        34.0%
     State and city taxes - net of
       Federal tax benefit                                   1.0           0.4
     Effect of net operating loss carryforwards
       and valuation allowances                             34.0         (34.0)
     Other                                                                 1.1
                                                          ------        ------

     Effective income tax rate                               1.0%          1.5%
                                                          ======        ======

     The Tax Reform Act of 1986 enacted a complex set of rules limiting the utilization of net operating loss carryforwards to offset future taxable income following a corporate "ownership change." The Company's ability to utilize its net operating loss carryforwards may be limited because of a change in ownership in excess of 50 percentage points.

                            New Retail Concepts, Inc.

                             March 31, 1998 and 1997


NOTE G - STOCK OPTION PLAN AND STOCKHOLDERS' EQUITY

     On January 13, 1995 and June 25, 1995, the Company granted to each of the three directors of the Company five-year options to acquire 25,000 (or a total of 75,000 and 75,000, respectively) shares of common stock of the Company at an exercise price of $.20 and $.22 per share, respectively. On May 18, 1995, the Company granted five-year options to acquire 100,000 shares of common stock of the Company at an exercise price of $.15 per share to a consultant.

     In July 1995, the Board of Directors granted the President a five-year option to acquire 400,000 shares of the Company's common stock at an exercise price of $.35 per share.

     On June 30, 1997, as compensation for services rendered as directors of the Company, the Company granted to each of the three directors of the Company five-year options to acquire 25,000 (or a total of 75,000) shares of common stock of the Company at an exercise price of $.94 per share. On July 7, 1997, the Company granted five-year options to acquire 100,000 shares of common stock of the Company at an exercise price of $.75 per share.

     In March 1998, the Company granted, pursuant to the merger with CANDIE'S and the termination of their employment agreements with the Company, options to purchase 626,543 shares and 49,383 shares, respectively, of the Company's common stock to the President and Chief Financial Officer. The options are exercisable at $1.75 per share and expire in ten years, and are exercisable upon the effective date of the Merger (which is expected to be in August 1998). The Company recorded compensation expense of approximately $84,000 at the grant date for such options. In addition, the Company granted a consultant similar options to purchase 74,074 shares of common stock at an exercise price of $1.75, contingent upon the closing of the Merger and the options will become exercisable upon the effective date of the Merger. The Company used the Black Scholes option valuation model to determine the fair market value of the options and recorded consulting expense of approximately $21,000 during the fiscal year ended March 31, 1998.

     On June 2, 1998, the Company modified the options granted in March 1998. The options are no longer contingent upon the closing of the Merger; instead such options become exercisable with respect to one-third of the aggregate amount granted to each individual, on the first, second and third anniversaries of the original date of grant, respectively, so long as the President and Chief Financial Officer are still employed by the Company, or any successor and the consultant provide future services to the Company or any successor.

     The Company has elected to follow APB No. 25, "Accounting for Stock Issued to Employees," and related Interpretations in accounting for its employee stock options.

                            New Retail Concepts, Inc.

                             March 31, 1998 and 1997


NOTE G (continued)

     Under APB No. 25, compensation expense is recognized when the market price of the underlying stock on the date of grant exceeds the exercise price of the Company's employee stock options. Effects of applying SFAS No. 123 for providing pro forma disclosures are not likely to be representative of the effects on reported net income for future years (e.g., the first year reflects expense for only one year's vesting, while the second year reflects expense for two years' vesting).

     Pro forma information regarding net income and earnings per share is required by SFAS No. 123, and has been determined as if the Company had accounted for its employee stock options (including options granted to directors and the President (see Note E) under the fair value method of that Statement. The fair value for options granted during the year ended March 31, 1998 was estimated at the date of grant using a Black-Scholes option pricing model with the following weighted-average assumptions:

          Expected volatility                             70%
          Expected life (term)                            3.8 years
          Risk-free interest rate                         6%

     The Black-Scholes option valuation model was developed for use in estimating the fair value of traded options which have no vesting restrictions and are fully transferable. In addition, option valuation models require the input of highly subjective assumptions including the expected stock price volatility. Because the Company's employee stock options have characteristics significantly different from those of traded options, and because changes in the subjective input assumptions can materially affect the fair value estimate, in management's opinion, the existing models do not necessarily provide a reliable single measure of the fair value of its employee stock options.

     For purposes of pro forma disclosures, the estimated fair value of the options is amortized over the options' vesting period. The Company's pro forma information follows:

                            New Retail Concepts, Inc.

                             March 31, 1998 and 1997


NOTE G (continued)

                                                             March 31,
                                                    ---------------------------
                                                        1998            1997
                                                    -----------     -----------

     Pro forma net (loss) income                      $(601,930)       $333,780
                                                    ===========     ===========

     Pro forma net (loss) income per share
        Basic                                             $(.11)           $.06
                                                    ===========     ===========

        Diluted                                           $(.11)           $.05
                                                    ===========     ===========

     The weighted-average fair value of all options granted (at their grant date) during the year ended March 31, 1998 was $1.40. No options were granted during the year ended March 31, 1997.

     A summary of the Company's stock option activity for all options granted for the years ended March 31, 1998 and 1997 follows:

                                                                      Weighted-
                                                                       average
                                                                      exercise
                                                     Shares            price
                                                   ----------         ---------

     Outstanding, March 31, 1996                      785,000           $.26

     Granted                                             --
     Canceled                                            --
                                                    ---------
     Outstanding, March 31, 1997                      785,000            .26

     Granted                                          950,000           1.56
     Exercised                                       (100,000)           .15
                                                    ---------
     Outstanding, March 31, 1998                    1,635,000           1.02
                                                    =========

                            New Retail Concepts, Inc.

                             March 31, 1998 and 1997


NOTE G (continued)

     All options outstanding and exercisable at March 31, 1998 were as follows:

                                                Options outstanding               Options exercisable
                                         ---------------------------------   ----------------------------
                                            Weighted-         Weighted-                      Weighted
       Range of              Number     average remaining      average         Number         average
     exercise prices       outstanding   contractual life   exercise price   exercisable   exercise price
     ---------------       -----------   ----------------   --------------   -----------   --------------
       $ .10 - .35            685,000         2.7 years         $ .27          685,000         $.27
         .75 - .94            200,000         4.3 years           .85          200,000          .85
        1.75                  750,000        10.0 years          1.75               --           --
                            ---------                                          -------

                            1,635,000         6.2 years          1.02          885,000          .40
                            =========                                          =======

NOTE H - MAJOR CUSTOMERS

     The Company derived a significant portion of its license and marketing fees from two customers in 1998 and 1997. Net revenues attributable to each such customer amounted to 82% and 14%, respectively, for the year ended March 31, 1998 and 80% and 20%, respectively, for the year ended March 31, 1997.

NOTE I - OTHER INCOME

     Included in other income for the year ended March 31, 1998 is the reversal of an accrual for imputed interest payable on a note payable of $52,000, which was repaid in full during the year ended March 31, 1998.

          UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION
          ------------------------------------------------------------

     The following unaudited pro forma condensed combined financial information is based on the historical consolidated financial statements of Candie's, Inc. ("Candie's") and New Retail Concepts, Inc. ("NRC") included elsewhere herein and has been prepared to illustrate the effects of the acquisition as though it had occurred as of the beginning of each period presented for the pro forma condensed combined statement of income and as if it had occurred on April 30, 1998 for the pro forma condensed combined balance sheet. The unaudited pro forma condensed combined statements of income for the year and the three month period each include NRC's three months results of operations for the period ended March 31, 1998.

     The pro forma adjustments include, in the opinion of management, all adjustments necessary to give pro forma effect to the acquisition as though such transactions had occurred as of the beginning of each period presented for the pro forma condensed combined statement of income and as if they had occurred on April 30, 1998 for the pro forma condensed combined balance sheet.

     The unaudited pro forma condensed combined financial information is not necessarily indicative of how Candie's balance sheet and results of operations would have been presented had this acquisition actually been consummated at the assumed dates, nor is the presentation necessarily indicative of Candie's balance sheet and results of operations for any future period. The unaudited pro forma condensed combined financial information should be read in conjunction with the historical consolidated financial statements and related notes thereto included elsewhere herein.

     The pro forma adjustments are based upon available information. These adjustments are directly attributable to the acquisition and are expected to have a continuing impact on Candie's business, results of operations and financial position. The acquisition will be accounted for using the purchase method of accounting, pursuant to which the estimated purchase cost of the acquisition is allocated to the tangible and intangible assets and liabilities acquired based upon their estimated fair values. The final allocation of the purchase price will be based upon the fair values of the acquired assets and the assumed liabilities.

                   Unaudited Pro Forma Condensed Balance Sheet
                     as of April 30, 1998 and March 31, 1998
                                 (in thousands)

                                                    April 30, 1998      March 31, 1998            Pro Forma             Pro Forma
                                                      (Candie's)            (NRC)                Adjustments        Candie's and NRC
                                                    --------------      --------------           -----------        ----------------
Assets
Current assets:
  Cash                                                 $     19            $    188                                     $    207
  Accounts receivable, net                                4,998                  45                                        5,043
  Note receivable - NES                                      --                 174                                          174
  Inventories                                             7,595                  --                                        7,595
  Due from factor                                        13,454                  --                                       13,454
  Deferred income taxes                                     653                  --                     919(A)             1,572
  Prepaid advertising and marketing                       2,945                  --                                        2,945
  Other current assets                                      496                  13                      --                  509
                                                       --------            --------                --------             --------

Total current assets                                     30,160                 420                     919               31,499

Property and equipment, net                                 944                  --                                          944

Other assets:
  Investment in Candie's, Inc.                               --               1,978                  (1,978)(A)               --
  Note receivable - NES                                      --                 330                                          330
  Deferred income taxes                                   1,443                  --                    (545)(A)              898
  Intangibles                                             4,770                                       1,041 (A)            5,811
  Other                                                     722                  --                      --                  722
                                                       --------            --------                --------             --------

Total assets                                           $ 38,039            $  2,728                $   (563)            $ 40,204
                                                       ========            ========                ========             ========


Liabilities and Stockholders' Equity
Current liabilities:
  Accounts payable and accrued expenses                $  3,763            $    731                $    570 (D)         $  5,064
                                                       --------            --------                --------             --------

Total current liabilities                                 3,763                 731                     570                5,064

Long-term liabilities                                        60                  --                                           60
Deferred income taxes                                        --                 100                    (100)(A)               --

Stockholders' equity:
  Preferred stock                                            --                  --                                           --
  Common stock                                               14                  64                     (63)(A)               15
  Additional paid-in-capital                             31,930               3,604                   4,992 (A)           40,526
  Retained earnings (deficit)                          $  2,272            $ (1,349)               $  1,349 (A)         $  2,272
                                                       --------            --------                --------             --------

                                                         34,216               2,319                   6,278               42,813
  Less: treasury stock                                       --                (422)                 (7,311)(A)           (7,733)
                                                       --------            --------                --------             --------

Total stockholders' equity                               34,216               1,897                  (1,033)              35,080
                                                       --------            --------                --------             --------


Total liabilities and stockholders' equity             $ 38,039            $  2,728                $   (563)            $ 40,204
                                                       ========            ========                ========             ========

                  See accompanying Notes to Unaudited Pro Forma
                    Condensed Combined Financial Information.

           Unaudited Pro Forma Condensed Combined Statement of Income

             For the years ended January 31, 1998 and March 31, 1998
                      (in thousands, except per share data)


                                                                      Year
                                                                      Ended        Year Ended                          Pro Forma
                                                                     January         March           Pro Forma       Candie's and
                                                                     31, 1998       31, 1998        Adjustments           NRC
                                                                    (Candie's)        (NRC)
                                                                    ----------     ----------       -----------      ------------
Net revenues                                                         $ 92,976        $    385         $     --          $ 93,361
Cost of goods sold                                                     68,799              --               --            68,799
                                                                     --------        --------         --------          --------

Gross profit                                                           24,177             385               --            24,562

Selling, general and administrative
expenses                                                               17,216           1,386                6 (B)(C)     18,608
                                                                     --------        --------         -------- (E)(F)   --------



Operating income (loss)                                                 6,961          (1,001)              (6)            5,954

Other expense (income)                                                  1,228            (493)             381(G)          1,116
                                                                     --------        --------         --------          --------


Income (loss) before income taxes                                       5,733            (508)            (387)            4,838

Provision for income taxes                                              1,197               5               --             1,202
                                                                     --------        --------         --------          --------


Income (loss) from continuing operations                             $  4,536        $   (513)        $   (387)         $  3,636
                                                                     ========        ========         ========          ========


Income from continuing operations per common share:
         Basic                                                       $   0.40         $  (0.09)                         $   0.29
                                                                     ========         ========                          ========

         Diluted                                                     $   0.33         $  (0.09)                         $   0.25
                                                                     ========         ========                          ========


Weighted average number of common
shares used in calculating income from
continuing operations per common share:
         Basic                                                         11,375           5,686                             12,453
                                                                     ========        ========                           ========

         Diluted                                                       13,788           5,686                             14,519
                                                                     ========        ========                           ========

                  See accompanying Notes to Unaudited Pro Forma
                    Condensed Combined Financial Information.

           Unaudited Pro Forma Condensed Combined Statement of Income
          For the three months ended April 30, 1998 and March 31, 1998
                      (in thousands, except per share data)


                                                              Three              Three
                                                              Months             Months                              Pro Forma
                                                             Ended April       Ended March         Pro Forma        Candie's and
                                                              30, 1998          31, 1998         Adjustments            NRC
                                                             (Candie's)           (NRC)
                                                              --------         -----------       -----------        ------------
Net revenues                                                  $ 25,693          $     70           $     --           $ 25,763
Cost of goods sold                                              18,295                --                 --             18,295
                                                              --------          --------           --------           --------
Gross profit                                                     7,398                70                 --              7,468

Selling, general and administrative
expenses                                                         5,368               950                (46)(H)(I)(J)    6,272
                                                              --------          --------           --------           --------


Operating income (loss)                                          2,030              (880)                46              1,196

Other expense (income)                                             274              (197)               105 (G)            182
                                                              --------          --------           --------           --------


Income (loss) before income taxes                                1,756              (683)               (59)             1,014

Provision for income taxes                                         700                 2                 --                702
                                                              --------          --------           --------           --------


Income (loss) from continuing operations                      $  1,056          $   (685)          $    (59)          $    312
                                                              ========          ========           ========           ========


Income from continuing operations per
common share:
         Basic                                                $   0.08           $  (0.12)                            $   0.02
                                                              ========           ========                             ========

         Diluted                                              $   0.07           $  (0.12)                            $   0.02
                                                              ========           ========                             ========


Weighted average number of common shares
used in calculating income from
continuing operations per common share:
         Basic                                                  13,656             5,694                                14,734
                                                              ========          ========                              ========

         Diluted                                                16,015             5,694                                16,716
                                                              ========          ========                              ========

                  See accompanying Notes to Unaudited Pro Forma
                    Condensed Combined Financial Information.

      Notes to Unaudited Pro Forma Condensed Combined Financial Information
                                 (in thousands)


(A) Candie's, Inc. ("Candie's") will acquire all of the issued and outstanding shares of capital stock of New Retail Concepts, Inc. ("NRC") in exchange for .405 shares of Candie's common stock, par value, $.001 per share for an aggregate estimated consideration of approximately $13,200 in securities and cash. The consideration consists of approximately $12,650 in securities and $550 in transaction costs. This transaction is to be accounted for under the purchase method of accounting, and has been allocated as follows:


     Operating assets acquired                                        $    750
     Common Stock, options and warrants of Candie's acquired            11,814
     ("owned by NRC")
     Deferred taxes                                                        374
     Intangible assets acquired - Licenses and trademarks                1,041
     Liabilities assumed                                                  (751)


(B) Includes adjustment for the elimination of duplicate accounting, legal and insurance costs incurred by NRC of $45.

(C) Includes amortization of licenses and trademarks acquired of $136. These intangibles are amortized on a straight-line basis over 5 and 15 years, respectively.

(D) Includes accrual of estimated transaction costs of $550 and other assumed liabilities of NRC.

(E) Includes adjustment for $275 as a result of the elimination of compensation expense to an executive of NRC under existing employment contract.

(F) Includes compensation expense related to the unvested portion of stock options granted by NRC of $190.

(G)  Represents the elimination of equity earnings of Candie's.

(H) Includes adjustment for the elimination of duplicate accounting, legal and insurance costs incurred by NRC of $11.

(I) Includes amortization of licenses and trademarks acquired of $34. These intangibles are amortized on a straight-line basis over 5 and 15 years, respectively.

(J) Includes adjustment of $69 as a result of the elimination of compensation expense to an executive of NRC under an existing employment contract.